                                                                     EXHIBIT 1.1

                         YOSEMITE MORTGAGE FUND II, LLC

                                      UP TO

                                   $50,000,000

                  (UNITS OF LIMITED LIABILITY COMPANY INTEREST)

                            SELLING AGENCY AGREEMENT

                               _____________, 2002

Mr. David Rice, Vice-President
Rice Pontes Capital, Inc.
2570 San Ramon Valley Blvd.
Suite A201
San Ramon, CA 94583

Dear Mr. Rice:

MFP Management LLC, a California limited liability company, as the Manager (the "Manager") of Yosemite Mortgage Fund II, LLC, a California limited liability company (the "Company"), proposes that the Company issue and sell up to $50,000,000 aggregate principal amount of units of limited liability company interest ("Units") in the Company in a public offering (the "Offering"). Such Units are to be sold for cash for $10.00 each; the minimum purchase by any one person shall be 1,000 Units (except as otherwise indicated in the Prospectus or in any letter or memorandum from the Manager to you). Terms not defined herein shall have the same meaning as in the Prospectus. In connection therewith, the Company and the Manager hereby enter into this Selling Agency Agreement ("Agreement") with you (the "Selling Agent") as follows:

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Selling Agent that:

         1.1 A registration statement on Form SB-2 of the Company has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC"), covering the 5,000,000 Units. Said registration statement, which includes a preliminary prospectus, was filed with the SEC on or about August 19, 2002. Copies of such registration statement and each amendment thereto have been or will be delivered to the Selling Agent. (The registration statement and prospectus, as finally amended and revised, are hereinafter referred to as the "Registration Statement" and the "Prospectus."

         1.2 The Company has been duly and validly organized and formed as a limited liability company under the California Beverly-Killea Limited Liability Company Act with the power and authority to conduct its business as described in the Prospectus.

         1.3 The Registration Statement and Prospectus comply with the Securities Act and the Rule and Regulations and do not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Selling Agent and are based upon information furnished by the Selling Agent in writing to the Company specifically for inclusion therein.

         1.4 The Company intends to use the funds received from the sale of the Units as set forth in the Prospectus.

         1.5 No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement, the issuance and sale by the Company of the Units, or the conduct by the Company of its business as described in the Prospectus, except such as may be required under the Securities Act or applicable state securities laws.

         1.6 There are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company or its Manager, at law or equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company, except as are described on Attachment 1.6 to this Agreement.

                                   Ex. 1.1-1

         1.7 The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under the Company's Articles of Organization, Operating Agreement, or any charter, bylaw, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Manager, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

         1.8 The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

         1.9 At time of issuance of the Units, the Units will have been duly authorized and validly issued, and upon payment therefore, will be fully paid and non-assessable and will conform to the description thereof contained in the Prospectus.

         1.10 The financial statements contained in the Registration Statement and the Prospectus fairly present the respective financial conditions of the Company and Manager and the results of their respective operations as of the dates and for the periods therein specified; and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and the accountants who have certified such financial statements are independent public accountants as required by the Securities Act and the Rules and Regulations.

         2. COVENANTS OF THE COMPANY

The Company covenants and agrees with the Selling Agent that:

         2.1 It will, at no expense to the Selling Agent, furnish the Selling Agent with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Selling Agent may reasonably request. It will similarly furnish to the Selling Agent and others designated by the Selling Agent as many copies as the Selling Agent may reasonably request in connection with the offering of the Units of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; (b) this Agreement; and (c) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been approved for use by the Company and all appropriate regulatory agencies).

         2.2 It will furnish such proper information and execute and file such documents as may be necessary for the Company to register or qualify the Units for offer and sale under the securities laws of such jurisdictions as the Company and Selling Agent agree upon, and will file and make in each year such filings as may be required. The Company will furnish to the Selling Agent a copy of such papers filed by the Company in connection with any such registration or qualification.

         2.3 It will: (a) use its best efforts to cause the Registration Statement to become effective; (b) file for review and use its best efforts to obtain approval by the NASD Corporate Financing Department of the offering under Rule 2810 of the NASD Conduct Rules and applicable Guidelines; (c) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Selling Agent; (d) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC;(e) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will use its best efforts to obtain the lifting of such order at the earliest possible time; and (f) the Manager will disclose in each annual report of the Company distributed to its investors pursuant to
Section 13(a) of the Securities Act a per Unit estimated value of the Units, the method by which this value was developed and the date used for such estimated value.

         2.4 If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Selling Agent, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Selling Agent thereof (unless the information shall have been received from the Selling Agent) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

         3. APPOINTMENT, REPRESENTATIONS, OBLIGATIONS AND COMPENSATION OF SELLING AGENT

         3.1 The Company hereby appoints the Selling Agent as its agent and distributor for the purpose of offering and selling for cash up to a maximum of 5,000,000 Units. The Selling Agent will use its best efforts to offer and sell Units for cash, at the public offering price and subject to the terms and conditions stated in the Prospectus. The Selling Agent hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Units on said terms and conditions. The Selling Agent represents to the Company that it is a member in good standing of the NASD and that it and its employees and representatives have all required licenses and registrations to act under this Agreement.

                                   Ex. 1.1-2

         The Selling Agent agrees to be a party to and be bound by the terms of the Escrow Agreement executed as of ____________ ___, 2002 ("Escrow Agreement") by Capitol City Escrow, Inc. ("Escrow Agent"), the Selling Agent and the Company, pursuant to which an Escrow Account will be created by the Escrow Agent, a signed copy of which Escrow Agreement the Selling Agent acknowledges has been furnished to it by the Manager, and a conformed copy of which is attached to this Agreement and incorporated herein by this reference.

         3.2 Promptly after the effective date of the Registration Statement, the Selling Agent shall commence the offering of the Units for cash to the public in jurisdictions in which the Units are registered or qualified for sale or in which such offering is otherwise permitted. The Selling Agent will suspend or terminate offering of the Units upon request of the Company at any time and will resume offering the Units upon subsequent request of the Company.

         3.3 Pontes Financial Group, Ltd., an affiliate of the Manager, will pay the Selling Agent a commission in cash equal initially to two percent(2%) of the aggregate gross proceeds generated from its sale of Units to purchasers obtained solely by its sales efforts, plus an annual commission in cash of 1/4th of 1% of those same gross proceeds (the "Annual Commission"), for each year during the term of the Company or over the twenty (20) years starting the date that the Company obtains funds from the Escrow Account, whichever ends first; but the Annual Commission will be earned and paid only as to Units that were purchased in the Offering, and only so long as the purchaser thereof in the Offering continues to hold those Units as a Member of the Company. In order to be entitled to the Annual Commission, the Selling Agent shall provide to the holder or holders of such Units the following annual services: 1) establish and maintain records for all Unit investor/clients of Selling Agent to correctly reflect all transactions in the Units from year to year; and 2) maintain securities dealer registration in all states where Unit investor/clients reside and assist said persons with respect to their holdings of Units and their participation (if any) in the Company's Distribution Reinvestment Program.

         No other payment will be made to the Selling Agent in connection, direct or indirect, with the offer and sale of the Units.

         3.4 Without in any way intending to limit the foregoing, no commissions will be paid to the Selling Agent in excess of the maximum permitted by NASD Rules of Conduct and applicable Guidelines pertaining to sales compensation in offerings of this kind. No commissions whatsoever will be paid to the Selling Agent under Section 3.3 unless or until 500,000 Units have been sold by the Selling Agent and the Company (the "Minimum Offering") and the gross proceeds therefrom of $5,000,000 (the "Minimum Proceeds") have been placed in the Escrow Account in accordance with the terms of the Escrow Agreement. Until the Minimum Proceeds have been so obtained and placed in the Escrow Account, investments will be held by the Escrow Agent in or for the benefit of the Escrow Account, and if the Minimum Proceeds are not so obtained, investors' funds will be returned to the investors in accordance with the Prospectus and Escrow Agreement. If the Minimum Proceeds are so obtained in accordance with the Prospectus and the Escrow Agreement, the Company will so advise the Selling Agent and the Selling Agent will continue to offer and sell the remainder of the 5,000,000 registered Units in accordance with the Prospectus and this Agreement.

         3.5 The Selling Agent represents and warrants to the Company, the Manager and each person and firm that signs the Registration Statement that the information under the caption "Plan of Distribution" in the Prospectus and all other information furnished to the Company by the Selling Agent expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Selling Agent represents and warrants to the Company that Selling Agent is not an affiliate of or affiliated with, directly or indirectly, the Company or the Manager, as the terms "affiliate" or "affiliated" are defined in Rule 405 of the SEC under the Securities Act.

         3.6 The Selling Agent represents and warrants to the Company and the Manager that it will not represent or imply that the Escrow Agent, under the Escrow Agreement, has investigated the desirability or advisability of investment in the Units, or has approved, endorsed or passed upon the merits of the Units or the Company, nor will it use the name of said Escrow Agent in any manner whatsoever in connection with the offer or sale of the Units other than by acknowledgment that it has agreed to serve as escrow agent.

         4. INDEMNIFICATION

         4.1 The Manager will indemnify and hold harmless the Selling Agent, its officers and directors and each person, if any, who controls such selling Agent within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which such Selling Agent, its officers and directors, or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any application or other document executed by the Company or on its behalf specifically for the purposes of registering or qualifying any or all of the Units for sale under the securities laws of any state or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration

                                   Ex. 1.1-3

Statement, or in the Prospectus or any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Selling Agent, its officers and directors and each such controlling person for any legal or other expenses reasonably incurred by the Selling Agent, its officers and directors, or such controlling persons in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company and Manager will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or Manager by or on behalf of the Selling Agent specifically for use with reference to the Selling Agent in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; and further provided that the Company will not be liable in any such case if it is determined that the Selling Agent was at fault in connection with the loss, claim, damage, liability or action.

         4.2 The Selling Agent will indemnify and hold harmless the Company, the Manager and each person or firm which has signed the Registration Statement and each person, if any, who controls the Company and Manager within the meaning of
Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or Manager by or on behalf of the Selling Agent specifically for use with reference to the selling Agent in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized oral representations concerning the Units by the Selling Agent and will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Selling Agent may otherwise have.

         4.3 Promptly after receipt by an indemnified party under this Section 4 of notice of the commencements of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under the
Section 4, notify in writing the indemnifying party of the commencement thereof and the omission so as to notify the indemnifying party will relieve it from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.4) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim effected without the consent of such indemnifying party.

         4.4 The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

         4.5 The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Company, the Selling Agent or the Manager or any officer or director thereof, (b) delivery of any Units and payment therefore, and (c) any termination of this Agreement. A successor of any the parties to this Agreement shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

                                   Ex. 1.1-4

         5. SURVIVAL OF PROVISIONS

         The respective agreements, representations and warranties of the Company and the Selling Agent set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Selling Agent or any person controlling the Selling Agent or by or on behalf of the Company, its partners or any person controlling the Company, and (c) the acceptance of any payment for the Units.

         6. APPLICABLE LAW

         This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of California.

         7. COUNTERPARTS

         This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

         8. SUCCESSORS AND AMENDMENT

         8.1 This Agreement shall inure to the benefit of any be binding upon the Selling Agent; the Manager; Pontes Financial Group, Ltd., only as to the obligation in Section 3.3 to pay commissions to the Selling Agent; the Company; and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

         8.2 This Agreement may be amended by the unanimous written agreement of the Selling Agent, the Company and the Manager.

         9. TERM

         Any party to this Agreement shall have the right to terminate this Agreement on 30 days' written notice to the other parties.

         10. CONFIRMATION

         The Manager hereby agrees and assumes the duty to send an acknowledgement to each investor whose subscription for Units is accepted in whole or in part by the Manager.

         11. SUITABILITY OF INVESTORS

         The Selling Agent will offer Units only to persons who meet the financial qualifications set forth in the Prospectus and the Subscription Agreement in the form that is attached to the Prospectus as Exhibit B thereto (or to those it reasonably believes to meet suitability standards in states that deviate from those standards set forth in the Prospectus and Subscription Agreement), and will only make offers to persons in the states in which it is advised in writing that the Units are qualified for sale or that such qualification is not required. In offering Units, the Selling Agent will comply with the provisions of Rule 2310 of the Conduct Rules set forth in the NASD Manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of
Article III.B. and C. of the Statement of Policy Regarding Mortgage Programs of the North American Securities Administration Association, Inc.

         12. SUBMISSION OF ORDERS

         12.1 Those persons who purchase Units will be instructed by the Selling Agent to make their checks payable to the Escrow Agent during the course of the Minimum Offering, and to the Company after the Minimum Offering has been achieved. The Selling Agent receiving an Instrument of Payment (as defined in the Escrow Agreement) not conforming to the foregoing instructions shall return such Instrument of Payment directly to such subscriber not later than the end of the next business day following its receipt. Instruments of Payment received by the Selling Agent which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section
12. Transmittal of received investor funds will be made in accordance with the following procedures.

                                   Ex. 1.1-5

         12.2 Instruments of Payment will be transmitted by the Selling Agent for deposit to the Escrow Agent, during the course of the Minimum Offering and to the Company after the Minimum Offering has been achieved, as soon as practicable, but in any event by the end of the second business day following receipt by the Selling Agent. Instruments of Payment of rejected subscribers will be promptly returned to such subscribers.

         If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

                                        Very truly yours,

                                        YOSEMITE MORTGAGE FUND II, LLC,
                                        a California limited liability company

                                            By:  MFP Management LLC (Manager),
                                                 a California limited liability
                                                 company

                                                 By:     /s/Steven M. Pontes
                                                     --------------------------
                                                 Name:  Steven M. Pontes
                                                 Title:  General Manager

                                        MFP MANAGEMENT LLC

                                            By:      /s/ Steven M. Pontes
                                                 ------------------------------
                                            Name:  Steven M. Pontes
                                            Title:  General Manager

Accepted and agreed as of the date
first above-written.

RICE PONTES CAPITAL, INC., a California corporation

By:      /s/ David Rice
     --------------------------
David Rice, Vice-President

Accepted and agreed to as of the date first above-written, solely as to Section 3.3, payment of commission to Selling Agent.

PONTES FINANCIAL GROUP, LTD., a California corporation

By:      /s/Steven M. Pontes
     --------------------------
Steven M. Pontes, President

                                   Ex. 1.1-6

                 ATTACHMENT 1.6 TO THE SELLING AGENCY AGREEMENT

Response to Section 1.6 - Material Litigation        NONE

                                   Ex. 1.1-7